                                                               EXHIBIT - h(5)(i)
[ING FUNDS LOGO]

December 13, 2004

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Administration Agreement dated September 23, 2002, between ING Equity Trust and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund (the "Funds"), two newly established series of ING Equity Trust, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

      AMENDED SCHEDULE A was also updated to remove ING Growth Opportunities Fund and ING Tax Efficient Equity Fund as these Funds were recently dissolved or merged into other funds.

      Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Funds.

                                                       Very sincerely,

                                                       /s/ Robert S. Naka
                                                       Robert S. Naka
                                                       Senior Vice President
                                                       ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Michael J. Ronald
    ----------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000          ING Equity Trust
Scottsdale, AZ 85258-2034        Fax: 480-477-2700
                                 www.ingfunds.com

                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                     ADMINISTRATIVE FEE
------                                     ------------------
                                  (as a percentage of average daily net assets)
ING Convertible Fund                              0.10%
ING Disciplined Large Cap Fund                    0.10%
ING Equity and Bond Fund                          0.10%
ING LargeCap Growth Fund                          0.10%
ING LargeCap Value Fund                           0.10%
ING MidCap Opportunities Fund                     0.10%
ING MidCap Value Choice Fund                      0.10%
ING MidCap Value Fund                             0.10%
ING Real Estate Fund                              0.10%
ING SmallCap Opportunities Fund                   0.10%
ING SmallCap Value Choice Fund                    0.10%
ING SmallCap Value Fund                           0.10%

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